Contacts:
Catherine K. Jessup
The Topps Company, Inc.
212.376.0300

or

Betsy Brod/Jonathan Schaffer
Brod & Schaffer, LLC
212.750.5800

FOR IMMEDIATE RELEASE


                             TOPPS CONFIRMS EU FINE

New York, NY, May 26, 2004 - The Topps Company, Inc. (Nasdaq: TOPP) The Topps Company, Inc. (Nasdaq: TOPP) confirmed that it has been fined 1.59 million euros (1.92 million dollars) by the European Commission in connection with an investigation begun by the Commission in the year 2000 relating to the sale by certain Topps subsidiaries of Pokemon products in Europe. The Commission's investigation had been previously disclosed in the Company's SEC filings.

Founded in 1938, Topps is a leading creator and marketer of distinctive confectionery and entertainment products. The Company's confectionery brands include "Ring Pop," "Push Pop," "Baby Bottle Pop" and "Juicy Drop Pop" lollipops as well as "Bazooka" bubble gum. Topps entertainment products include trading cards, sticker album collections, and collectible games. For additional information visit www.topps.com.